UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2015

Transgenomic, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30975	91-1789357
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12325 Emmet Street, Omaha, NE 68164

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (402) 452-5400

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 25, 2015, Transgenomic, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with ADSTEC Corporation (“ADSTEC”) and ADS Biotec Inc., a wholly-owned subsidiary of ADSTEC (“Buyer”), pursuant to which the Company sold (1) to ADSTEC the Company’s facilities located in Glasgow, Scotland and on Irvington Road in Omaha, Nebraska (together, the “Facilities”) and all of the Company’s stock, inventory and raw materials located at the Facilities (collectively, the “Inventory”), and (2) to Buyer (a) all of the remaining assets relating to the Company’s Genetic Assays and Platforms business segment (the “Business”), other than the Inventory (the “Purchased Assets”), and (b) all of the ordinary shares of Transgenomic Limited, a wholly-owned subsidiary of the Company (the “Shares”). The Purchase Agreement supersedes the binding term sheet between the Company and ADSTEC, effective as of September 30, 2015, as disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 30, 2015 (the “Term Sheet”).

Pursuant to the Purchase Agreement, ADSTEC and Buyer acquired the Facilities, the Inventory, the Purchased Assets and the Shares for an aggregate purchase price of approximately $300,000, and Buyer assumed the Company’s financial and human resources commitments related to the Business (the “Transaction”).

Each of the Company, ADSTEC and Buyer made customary representations, warranties and covenants in the Purchase Agreement. Additionally, subject to certain exceptions, (1) the Company agreed to indemnify each of ADSTEC and Buyer against certain losses relating to, among other things, product liability claims arising out of the Company’s operation of the Business prior to the closing of the Transaction and the Company’s breach of its representations and warranties under, or failure to perform any of its covenants or agreements contained in, the Purchase Agreement, and (2) each of ADSTEC and Buyer agreed to jointly and severally indemnify the Company against certain losses relating to, among other things, ADSTEC’s or Buyer’s conduct of the Business at or after the closing of the Transaction, ADSTEC’s or Buyer’s breach of its representations and warranties under, or failure to perform any of its covenants or agreements contained in, the Purchase Agreement, and the liabilities assumed by Buyer in the Transaction.

The representations and warranties made by each of the parties to the Purchase Agreement were made solely for the benefit of the other parties to the Purchase Agreement, and information concerning the subject matter of such representations and warranties may change (or have changed) after the date of the Purchase Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures.

In connection with the Purchase Agreement, the Company and Buyer entered into certain other agreements, including (1) a transition services agreement, pursuant to which, among other things, each of the Company and Buyer agreed to provide the other party with certain transition services for a limited period of time following the closing of the Transaction, and (2) a manufacturing services agreement, pursuant to which, among other things, Buyer will supply the Company with certain products after the closing of the Transaction.

There is no material relationship between the Company or any of its affiliates, on the one hand, and ADSTEC, Buyer or any of their affiliates, on the other hand, outside of the Purchase Agreement and the agreements entered into in connection with the Transaction, including the Term Sheet.

The foregoing description of certain terms contained in the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Purchase Agreement that will be filed with the Company’s Annual Report on Form 10-K for the year ending December 31, 2015.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 8.01. Other Events.

On December 1, 2015, the Company issued the press release attached hereto as Exhibit 99.1 announcing the completion of the Transaction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release, dated December 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transgenomic, Inc.

By:	/s/ Paul Kinnon
Paul Kinnon
President and Chief Executive Officer

Date: December 1, 2015

Exhibit Index

Exhibit Number	Description

99.1	Press release, dated December 1, 2015.